UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2018 (February 28, 2018)

Brandywine Realty Trust

Brandywine Operating Partnership, L.P.

(Exact name of registrant as specified in charter)

Maryland (Brandywine Realty Trust)	001-9106	23-2413352

Delaware (Brandywine Operating Partnership, L.P.)	000-24407	23-2862640
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

2929 Walnut Street, Suite 1700

Philadelphia, PA 19104

(Address of principal executive offices)

(610) 325-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Brandywine Realty Trust

Emerging growth company ☐

Brandywine Realty Trust

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation

On February 28, 2018, the Compensation Committee of our Board of Trustees awarded 2017 annual incentives and equity-based long-term incentives for our senior executives and set their 2018 base salaries.  The tables below reflect awards to those of our current executive officers who were identified as named executive officers in the proxy statement for our 2017 annual meeting of shareholders.

Annual Incentive Awards

The table below sets forth the annual incentive, which are payable in cash, awarded to each of the following:

Name	Annual Incentive
Gerard H. Sweeney	$1,820,000
H. Jeffrey DeVuono	$449,000
George D. Johnstone	$402,500
William D. Redd	$387,000
Thomas E. Wirth	$475,000

Long—Term Equity Awards: Performance Units; Restricted Common Share Rights

The table below sets forth the equity-based long-term incentives awarded to each of the named executive officers.  Two-thirds of these awards (by value) were in the form of restricted performance share units (“Performance Units”) and one-third of these awards (by value) were in the form of time-vested or time-settled restricted common share rights (“Three-Year Restricted Share Rights”) as indicated in the table below.

Name	Performance Units (#)	Three-Year Restricted Share Rights (#)	Aggregate Grant Date Fair Value of Performance Units and Three-Year Restricted Share Rights
Gerard H. Sweeney	73,752	47,414	$2,250,000
H. Jeffrey DeVuono	19,667	12,644	$600,000
George D. Johnstone	14,699	9,450	$448,438
William D. Redd	14,177	9,114	$432,500
Thomas E. Wirth	27,862	17,912	$850,000

Performance Units. Performance units represent the right to earn common shares.  The number of common shares, if any, deliverable to award recipients depends on our performance based on our total return to shareholders during the three-year period (the “Measurement Period”) that commenced on January 1, 2018 and that ends on the earlier of December 31, 2020 or the date of a change of control, as defined in our 2018-2020 Restricted Performance Share Unit Program (the “Performance Unit Program”) compared to (i) for fifty percent (50%) of the performance units awarded to each recipient, the total return to shareholders for the Measurement Period of the component members (excluding us) of the S&P US REIT Index (the “Index Companies”) and (ii) for the other fifty percent (50%) of the performance units awarded to each recipient, the total return to shareholders for the Measurement Period of each of the companies in a designated peer group (the “Peer Group”) contained in the Performance Unit Program.  If our total return to shareholders over the Measurement Period places us below the 25th percentile of the Index Companies or the components in the Peer Group, as applicable, then no shares will be earned under the related performance units.  If our total return to shareholders over the Measurement Period places us at or above the 25th percentile of the Index Companies or the components in the Peer Group, as applicable, then a percentage of the awards ranging from 50% to 200% will be earned.  Dividends are deemed credited to the performance units accounts and are applied to acquire more performance units for the account of the unit holder at the price per common share ending on the dividend payment date.  If earned, awards will be paid in common shares in an amount equal to the number of performance units in the holder’s account at the end of the Measurement Period.  Participants in the program may elect to defer receipt of common shares earned into our deferred compensation plan subject to compliance with timing and administrative rules governing deferrals into the plan.  In the event of the participant’s death, disability or qualifying retirement, he will be eligible to receive shares (if any) under the program as if the Measurement Period ended on the last day of the month in which the termination occurred.

Restricted Share Rights.  Each Three-Year Restricted Share Right is scheduled to vest or be settled on April 15, 2021 and, upon vesting or settlement, will be settled for one common share.  We pay dividend equivalents on Three-Year Restricted Share Rights prior to the vesting or settlement date.  Vesting or settlement would accelerate if the recipient of the award were to die, become disabled or retire in a qualifying retirement prior to the vesting or settlement date.  In the case of our President and Chief Executive Officer, settlement would also accelerate if we were to terminate him without cause, or if he were to resign for good reason, under his employment agreement.  In addition, settlement would also accelerate if we were to undergo a change of control and if, in connection with the change of control or within a specified period after the change of control, the holder’s employment were to terminate in a qualifying termination or resignation.

Forms of Performance Unit Program and Award Agreements

The award agreements for the Three-Year Restricted Share Rights and the Performance Units will be individualized for each recipient and will be in substantially the forms attached as exhibits to this Form 8-K.  The Performance Unit Program is also attached as an exhibit to this Form 8-K.  The discussion above is a summary only, and we encourage you to review the full text of the forms of award agreements and Performance Unit Program attached as exhibits.

Base Salaries

The table below shows 2017 and 2018 base salary information established by our Compensation Committee for each of the following executives.

Name	2017 Base Salary	2018 Base Salary
Gerard H. Sweeney	$700,000	$750,000
H. Jeffrey DeVuono	$390,000	$400,000
George D. Johnstone	$350,000	$358,750
William D. Redd	$336,000	$346,000
Thomas E. Wirth	$412,000	$425,000

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Prohibition on Classification of Board: Opt Out of Maryland Unsolicited Takeover Act

On February 28, 2018, our Board of Trustees adopted a resolution prohibiting us from electing to be subject to the classified board provision of Title 3, Subtitle 8 of the Maryland General Corporation Law, or MGCL, without a shareholder vote.  Title 3, Subtitle 8 of the MGCL is commonly referred to as the Maryland Unsolicited Takeovers Act, or MUTA.  As a result of our opt-out, the Board is prohibited from becoming classified under Section 3-803 of the MGCL unless a proposal to repeal that prohibition is approved by the affirmative vote of at least a majority of the votes cast on the matter by our shareholders entitled to vote generally in the election of trustees.  To effectuate the opt-out, on March 2, 2018, we filed Articles Supplementary to our Declaration of Trust with the State Department of Assessments and Taxation of Maryland. We have attached a copy of the Articles Supplementary as Exhibit 3.1.1 to this Form 8-K and we incorporate the Articles Supplementary herein by reference.

The foregoing summary description of the Articles Supplementary is not intended to be complete and is qualified in its entirety by reference to the complete text of the Articles Supplementary that are attached as Exhibit 3.1.1 to this Form 8-K.

Preferred Share Reclassification

On February 28, 2018, our Board of Trustees adopted a resolution that authorizes and approves the reclassification of all preferred shares of beneficial interest, par value $0.01 per share (“Preferred Shares”), that have been authorized, classified and designated as a series of Preferred Shares, all of which such authorized, classified and designated Preferred Shares are currently unissued.  In connection with the foregoing, on March 2, 2018, we filed Articles Supplementary (the “Preferred Share Reclassification Articles Supplementary”) to our Declaration of Trust with the State Department of Assessments and Taxation of Maryland.  The Preferred Share Reclassification Articles Supplementary reflect the reclassification into Preferred Shares of the authorized but unissued shares of the following series of Preferred Shares (the “Reclassified Preferred Shares”): the 7.50% Series C Cumulative Redeemable Preferred Shares, par value $0.01 per share, the 7.375% Series D Cumulative Redeemable Preferred Shares, par value $0.01 per share, and the 6.90% Series E Cumulative Redeemable Preferred Shares, par value $0.01 per share. There were no outstanding shares of any series of Reclassified Preferred Shares at the time of the reclassification.

The foregoing summary description of the Preferred Share Reclassification Articles Supplementary is not intended to be complete and is qualified in its entirety by reference to the complete text of the Preferred Share Reclassification Articles Supplementary that are attached as Exhibit 3.1.2 to this Form 8-K and incorporated herein by reference.

Item 8.01.	Other Events.

On February 28, 2018, our non-employee Trustees, upon the recommendation of the Compensation Committee of our Board, approved a change to compensation for service as a non-employee Trustee.  Specifically, effective May 23, 2018, the dollar amount of the annual award of restricted common share rights will be increased from $70,000 to $95,000 and the common shares comprising the awards will be fully vested upon grant. In addition, effective as of May 23, 2018, the annual fee for service as Chair of the Board will be increased from $50,000 to $75,000.  A summary of non-employee Trustee compensation, as amended, is attached to this Form 8-K as Exhibit 10.4 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibits

3.1.1	Articles Supplementary relating to opt-out of Maryland Unsolicited Takeover Act, filed with the State Department of Assessments and Taxation of Maryland on March 2, 2018.

3.1.2	Preferred Share Reclassification Articles Supplementary filed with the State Department of Assessments and Taxation of Maryland on March 2, 2018.

10.1	Form of Performance Unit Award Agreement.

10.2	2018-2020 Performance Share Unit Program.

10.3	Form of Three-Year Restricted Common Share Rights Award.

10.4	Schedule of Non-Employee Trustee Compensation.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Brandywine Realty Trust
By:	/s/ Gerard H. Sweeney
Gerard H. Sweeney
President and Chief Executive Officer

Brandywine Operating Partnership, L.P.
By:	Brandywine Realty Trust, ITS SOLE GENERAL PARNTER
By:	/s/ Gerard H. Sweeney
Gerard H. Sweeney
President and Chief Executive Officer

Date: March 6, 2018